Exhibit 99.1

City Office REIT Announces Second Quarter 2014 Earnings Release and Conference Call

VANCOUVER—July 24, 2014—City Office REIT, Inc. (NYSE: CIO), announced today it will release its financial results for the quarter ended June 30, 2014, before the market opens on Thursday, August 14, 2014.

City Office’s management will hold a conference call at 11:00 am Eastern Time on August 14, 2014 to discuss the company’s financial results. Additionally, a supplemental financial package to accompany the discussion of the results will be posted on www.cityofficereit.com.

Webcast

Click on the webcast link under the “Investor Relations” section of the company’s website at www.cityofficereit.com.

Telephone Conference Call

Domestic: 1-888-317-6016

International: 1-412-317-6016

To listen to the call, participants can reference the City Office REIT, Inc. Second Quarter 2014 Earnings Call. Please dial in at least 10 minutes before the scheduled start time.

Conference Call Replay

Domestic: 1-877-344-7529

International: 1-412-317-0088

Passcode: 10049830

A replay of the call will be available later in the day on August 14, 2014, continuing through midnight Eastern Time on October 14, 2014. A replay will also be available at “Webcasts & Events” in the “Investor Relations” section of the company’s website.

About City Office REIT, Inc.

City Office REIT, Inc. is a real estate company focused on owning high-quality office properties in attractive markets primarily in the Southern and Western United States. City Office REIT currently owns or has an interest in 2.2 million square feet of office properties. Additional information about City Office REIT is available on the company’s website at www.cityofficereit.com. The Company intends to elect to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Contact

City Office REIT, Inc.

Anthony Maretic

+1-604-806-3366

investorrelations@cityofficereit.com